EXHIBIT 10.16




                              ASSET SALE AGREEMENT

     THIS AGREEMENT dated the 23rd day of February, 2005


BETWEEN:


     RALLY ENERGY CORP., a body corporate incorporated under the laws of the Province of Ontario, having offices at Calgary, Alberta

     (hereinafter called the "Vendor")

                                     - and -

     SHANNON INTERNATIONAL RESOURCES INC., a body corporate incorporated under the laws of the State of Nevada, having offices at Calgary, Alberta

     (hereinafter called the "Purchaser").

     WHEREAS the Vendor is the legal and beneficial owner of the Assets and wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Vendor, such Assets in accordance with the provisions of this Agreement;


     AND WHEREAS the Parties wish to document the arrangement they have reached with respect to the foregoing.


     NOW THEREFORE in consideration of the premises and the mutual agreements set out in this Agreement, the Parties intend to be legally bound and hereby agree as follows:

                                   Article 1
                                 INTERPRETATION
1.1      Definitions

In this Agreement, including the recitals and any Schedule attached hereto, unless otherwise stated or unless the context otherwise requires:

     (a) "Abandonment and Reclamation Obligations" means all obligations respecting the abandonment or plugging of any Wells and the abandonment of any other Tangibles (including, without limitation, any associated closing, decommissioning, dismantling and removal of any foundations, structures or equipment in connection with such abandonment) and the restoration and reclamation of the surface or subsurface of any part of the Assets, all in compliance with Applicable Laws;

     (b) "Agreement" means this agreement and all schedules attached hereto together with all instruments supplemental hereto or in amendment or confirmation hereof;

     (c) "Applicable Laws" means all applicable statutes, laws (including common law), regulations, by-laws, rules, judicial or arbitral or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, binding on or affecting the Person referred to in the context in which that word is used and "Applicable Law" means any one of them;

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     (d)  "Assets" means the Vendor's entire interest (including all of its right, title, estate and interest) in and to the Petroleum and Natural Gas Rights, the Leases, the Tangibles, the Geological Information and the Miscellaneous Interests;

     (e) "Benefits and Obligations" means all income, expenses and other monetary benefits and obligations of every kind and nature accruing, paid, payable, received or receivable in respect of the Assets including, without limitation, maintenance, development, capital and operating costs and production sales proceeds, but specifically excluding income taxes and Environmental Liabilities;

     (f) "Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Alberta;

     (g) "Certificate" means the written certification of a matter or matters of fact which, if required from a corporation, shall be made by a duly authorized officer of the corporation on behalf of the corporation and without personal liability being assumed by such officer;

     (h) "Closing" means the conveyance of the Assets by the Vendor to the Purchaser, the payment of the consideration contemplated in Article 2 of this Agreement and the completion of all other matters incidental thereto which are contemplated in this Agreement to be completed as at the Closing Time;

     (i) "Closing Date" means the date on which the Vendor receives payment in full of the outstanding Promissory Notes or such other later date as the parties may mutually agree;

     (j) "Closing Place" means the offices of the Purchaser's Solicitors located at 3000 Shell Centre, 400 - 4th Avenue S.W., Calgary, Alberta;

     (k) "Closing Time" means 10:00 a.m. on the Closing Date or such earlier or later time as may be agreed to by the Parties;

     (l) "Common Shares" means the common shares in the capital of Shannon International Resources Inc.;

     (m) "Consents" means all such consents, waivers, approvals, orders and authorizations (or registrations, declarations, filings or recordings with any Government Entities) as may be required on the Vendor's part with respect to the execution of this Agreement, the Closing or the performance of any terms and conditions contained in this Agreement;

     (n) "Conveyance" means a general conveyance in the form attached hereto as Schedule "D";

     (o) "Counsel" means any barrister, solicitor or attorney or firm thereof retained by the Vendor or Purchaser as the case may be;

     (p)  "Court" means the Court of Queen's Bench of the Province of Alberta;

     (q)  "Effective Time" has the meaning given to it in Section 2.2;

     (r)  "Environment" means:

          (i)  air, land or water;

          (ii) plant and animal life, including humans;

          (iii) any building, structure, machine, other device or tangible personal or real property; and

          (iv) any part or combination of the foregoing and the interrelationships between or among any two or more of them;

     (s)  "Environmental Liabilities" means:

          (i) all liabilities and obligations related to or arising from any breach of environmental laws which results in impairment or damage to the Environment and is caused by the Assets or operations (or lack thereof) in relation thereto;

          (ii) any Abandonment and Reclamation Obligations; and

          (iii) all liabilities and obligations related to or arising from, directly or indirectly, any Release.

     (t)  "Exchange" means the NASD OTC Bulletin Board;

     (u) "GAAP" means generally accepted accounting principles and procedures adopted from time to time by the Canadian Institute of Chartered Accountants consistently applied;

     (v) "General Conveyance" means a conveyance substantially in the form of the Conveyance attached as Schedule "D" to this Agreement;

     (w) "Geological Information" means, subject to any applicable confidentiality obligations of the Vendor, all seismic, geological, geophysical, aeromag and engineering reports and maps, including reports and interpretations prepared by or on behalf of the Vendor relating to the information contained in such reports and maps, relating to or pertinent to the Petroleum and Natural Gas Rights, the production therefrom or operations therein;

     (x) "GOR" means the gross overriding royalty of 2% granted by the Vendor in favour of Scimitar Hydrocarbons Corporation on December 13, 2004 on the working interests being conveyed pursuant to this Agreement, which working interests are specifically set out in Schedule "A";

     (y) "Government Entity" means any court or tribunal in any jurisdiction or any federal, provincial, municipal or other government body, agency, authority, department, commission, board or instrumentality;

     (z) "GST" means the goods and services tax exigible pursuant to the Excise Tax Act (Canada) with respect to the subject transaction;

     (aa) "Interim Period" means the period from and after the date hereof up to the Closing Time;

     (bb) "Lands" means the lands set forth and described in Schedule "A" and any other lands with which such lands have been unitized, pooled or otherwise combined and includes the Petroleum Substances within, upon or under such lands to the extent noted in Schedule "A" together with the right to explore for, drill for, win, take, remove, recover and own the same, the right to share in the production of such Petroleum Substances and the right to share in the proceeds generated by, or the right to receive payments calculated by reference to the quantity or value of, such production insofar as and to the extent that such Petroleum Substances and rights are granted by the Leases;

     (cc) "Leases" means collectively the leases, reservations, permits, licenses or other documents of title by virtue of which the Vendor is entitled to drill for, win, take, own or remove petroleum, natural gas or related hydrocarbons, underlying any part of the Lands, including the Permits;

     (dd) "Losses" means, in respect of any matter, any and all claims, demands, actions, proceedings, causes of action, losses, damages, liabilities, deficiencies, interest, penalties, fines, and amounts paid in settlement, costs and expenses of every nature and kind whatsoever (including, without limitation, all legal fees rendered on a solicitor and his own client basis and other professional fees and disbursements) arising directly or indirectly as a consequence of such matter;

     (ee) "Miscellaneous Interests" means all real and personal property, assets and rights of every nature and kind pertaining to the Petroleum and Natural Gas Rights, the Leases, the Geological Information and the Tangibles (other than the Petroleum and Natural Gas Rights, Leases, Geological Information and the Tangibles per se) including, without limitation, the following:

          (i) all contracts and other documents pertaining to the Petroleum and Natural Gas Rights, the Leases, the Geological Information and the Tangibles;

          (ii) all files and other records (excluding financial records) pertaining to the Petroleum and Natural Gas Rights, the Leases, the Geological Information and the Tangibles;

          (iii) all subsisting rights of the Vendor to enter upon, use and occupy the surface of any of the Lands or any of the lands with which the Lands have been pooled or unitized or any lands upon which the Tangibles are located or any lands to be crossed in order to gain access to any of the Lands or the Tangibles or to carry out operations on the Lands;

          (iv) all subsisting rights to perform operations relating to the Assets, including without limitation all easements, wells, pipeline or other Permits, licenses and authorizations;

          (v)  all geological and engineering data and other information;

          (vi) all subsisting rights to enter upon, use and occupy the surface of any related lands; and

          (vii) the wellbores and casing for the Wells,


provided that unless otherwise agreed to in writing by the Parties, the Miscellaneous Interests shall not include agreements, documents or data to the extent that they are owned or licensed by third parties with restrictions on their deliverability or disclosure by the Seller or any assignee;

     (ff) "Parties" means the parties to this Agreement and "Party" means any one of them;

     (gg) "Permit 04-01" means oil and natural gas Permit 04-01 issued by the Province of Prince Edward Island to the Vendor dated August 20, 2004;

     (hh) "Permit 04-04" means oil and natural gas Permit 04-04 issued by the Province of Prince Edward Island to the Vendor dated August 20, 2004;

     (ii) "Permit 02-01" means oil and natural gas Permit 02-01 issued by the Province of Prince Edward Island to the Vendor dated August 4, 2004;

     (jj) "Permits" means, to the extent that same may exist, all permits, licenses, approvals, orders, surface leases, crossing agreements, road crossing approvals, pipeline licenses and any required authorizations, including but without limitation, authorizations issued by any government or agency thereof, and required for the continued operation of the Petroleum and Natural Gas Rights, Leases and Tangibles, including Permit 04-01, Permit 04-04 and Permit 02-01;

     (kk) "Permitted Encumbrances" means:

          (i) Easements: Easements, rights of way, servitudes or other similar rights in land including, without limitation, rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

          (ii) Governmental Right to Terminate: The right reserved to or vested in any Government Entity or other public authority by the terms of any instrument or statutory provision to terminate any of the Leases or to require annual or other periodic payments as a condition to the continuance thereof;

          (iii) Taxes and Production Rates: The power of any Government Entity or other public authority to levy taxes on the Assets or the income or revenue therefrom and governmental requirements as to production rates on the operation of any property or otherwise affecting the value of any property;

          (iv) Agreement Terms and Conditions: The terms and conditions of the Leases and any other agreements relating to the Assets (including, without limitation, any agreements relating to pooling or unitization);

          (v) Governmental Controls and Regulations: Rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Assets in any manner and all Applicable Laws;

          (vi) Governmental Liens: Undetermined or inchoate liens incurred or granted in the ordinary course of business to a public utility, municipality or Government Entity in connection with operations conducted with respect to the Assets;

          (vii) Non-Governmental Liens: Undetermined or inchoate liens incurred or created as security in favour of persons conducting operations in relation to the Assets for the Vendor's share of the costs and expenses associated with such operations including, without limitation, undetermined or inchoate mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied;

          (viii) Crown Reservations: The reservations, limitations, provisos and conditions contained in any original grants from the Crown of any of the Lands or interests therein and statutory exceptions to title;

          (ix) Penalties and Forfeitures: Provisions for penalties and forfeitures under agreements as a consequence of non-participation in operations;

          (x) Royalties: The GOR and all crown royalties payable under the Permits; and

          (xi) any other encumbrance, burden, circumstance, matter or thing disclosed in any Schedule hereto;

     (ll) "Person" means any individual, corporation, body corporate, partnership, joint venture, association, trust, Government Entity, or other legal entity;

     (mm) "Petroleum and Natural Gas Rights" means the Vendor's working and royalty interests in and to the Lands and the Leases, including all petroleum, natural gas and hydrocarbons within, upon or under such lands, as such interests are set forth in Schedule "A" attached hereto;

     (nn) "Petroleum Substances" means petroleum, natural gas and related hydrocarbons and any other substances, whether gaseous, liquid or solid and whether hydrocarbons or not, associated therewith which are granted under and by virtue of the Leases insofar only as they pertain to the Lands;

     (oo) "Promissory Notes" means collectively the promissory note from the Purchaser in favour of the Vendor dated September 23, 2004 in an aggregate principal amount of $168,561.74 and the promissory note from the Purchaser in favour of the Vendor dated September 23, 2004 in an aggregate principal amount of $71,145.57;

     (pp) "Purchase Price" means the purchase price for the Assets as set forth in Article 2 of this Agreement;

     (qq) "Purchaser's Representations and Warranties" means the Purchaser's representations and warranties as set forth in Article 5;

     (rr) "Purchaser's Solicitor" means Davis & Company;

     (ss) "Release" means any unauthorized release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the Environment or into or out of any of the Assets;

     (tt) "Releases and Discharges" means all such general and specific releases and discharges, in registerable form where applicable, as may be required with respect to any mortgages, liens, charges, pledges, or other similar financial encumbrances affecting the Assets;

     (uu) "Representations and Warranties" means all or any of the Vendor's Representations and Warranties and the Purchaser's Representations and Warranties;

     (vv) "Rights of First Refusal" means rights of first refusal, pre-emptive rights of purchase or similar rights whereby a third party has the right to acquire or purchase all or any of the Assets as a consequence of the Vendor having agreed to sell and convey the Assets to the Purchaser;

     (ww) "Securities" means the Common Shares and the Warrants delivered in satisfaction of the Purchase Price and the Common Shares issuable upon the exercise of the Warrants;

     (xx) "September Agreement" means the agreement dated September 23, 2004 between the Vendor and the Purchaser, whereby the Vendor agreed to assign, transfer and convey to the Purchaser an undivided 20% working interest in Permit 04-01 and Permit 04-04 and the Purchaser agreed to assume certain abandonment costs and liabilities in exchange for the Promissory Notes;

     (yy) "Specific Conveyances" means all such further and specific conveyances and other documentation as may be required in addition to the General Conveyance in order to convey the Assets to, or otherwise vest legal (to the extent the Vendor has legal title) and beneficial title thereto in, the Purchaser;

     (zz) "Tangibles" means all tangible depreciable property and assets situate in, on or about the Lands, appurtenant thereto or used or intended for use in connection therewith or with the production, processing, transmission or treatment of Petroleum Substances, or operations thereon or relative thereto or appurtenant to or used in connection with all producing or shut-in wells located on the Lands or lands with which the Lands have been pooled or unitized including the oil and/or natural gas producing or shut-in wells or a water source or injection wells;

     (aaa) "Title Defect" means any defect or deficiency in the title of the Vendor in and to any of the Petroleum and Natural Gas Rights that could, on a reasonable assessment thereof, cause a reasonable buyer to refuse to purchase such rights, but notwithstanding anything to the contrary herein, specifically excludes:

          (i) any builders' liens or other financial encumbrance created by, through or under the Vendor;

          (ii) the Permitted Encumbrances;

          (iii) any Lands which have expired or been terminated between the date hereof and the Time of Closing;

          (iv) any missing or unsigned documents in the chain of the Vendor's title to the Assets where:

               A. such document is not reasonably required to confirm the creation, establishment or maintenance of such title or the current status of title can be confirmed with reasonable certainty independently through search of public records;

               B. such document represents a reduction of the Vendor's interest therein to Lands reflected in Schedule "A"; or

               C. the Vendor or its predecessor's interest in the Assets being a beneficial interest rather than a legal interest;

     (bbb) "U.S. Securities Act" means the United States Securities Act of 1933;

     (ccc) "Vendor's Representations and Warranties" means the Vendor's representations and warranties as set forth in Article 5;

     (ddd) "Vendor's Solicitor" means McCarthy Tetrault LLP;

     (eee) "Warrants" means the Common Share purchase warrants in Shannon International Resources Inc., with each Warrant entitling the holder thereof to acquire one (1) Common Share at an exercise price of $0.85 USD per share for a period of twelve (12) months from the date of issuance;

     (fff) "Wells" means all producing, suspended, shut-in, abandoned, water source, observation, disposal, storage, injection or other wells located upon or bottoming under the Lands or otherwise directly relating to the Vendor's operations in relation thereto and includes, without limitation, the wells drilled by the Vendor described in Schedule "B";

     (ggg) "USD" means United States dollars; and

     (hhh) "2003 Private Placement" means the private placement completed by the Purchaser on or about October 31, 2003 pursuant to which the Purchaser distributed to seven (7) qualified investors 4,000,000 units at a price of $0.25 per unit, each unit consisting of one Common Share of the Purchaser and one Common Share purchase warrant entitling the holder thereof to acquire an additional common share of the Purchaser at a price of $0.40 each until September 30, 2004.

1.2     Incorporation of Schedules

The following schedules are attached hereto, form a part hereof and are incorporated herein as fully as though contained in the main body of this
Agreement:

                  Schedule "A"      -       Legal Description of Lands
                  Schedule "B"      -       Wells
                  Schedule "C"      -       Leased Assets
                  Schedule "D"      -       General Conveyance
                  Schedule "E"      -       Registration Rights Agreement

Wherever any provisions of any Schedule to this Agreement conflicts with any provisions of the body of this Agreement, the provisions of the body of this Agreement shall prevail. References herein to a Schedule shall be a reference to a Schedule to this Agreement. References in any Schedule to this Agreement shall mean a reference to this Agreement. Reference in any Schedule to another Schedule shall mean a reference to a Schedule to this Agreement.


1.3     Article, Clause, Subclause, Paragraph and Subparagraph References

A reference in the main body of this Agreement or in any Schedule to an article, clause, subclause, section, subsection, paragraph or subparagraph shall be a reference to an article, clause, subclause, section, subsection, paragraph or subparagraph within the main body of this Agreement or such Schedule, as applicable.

1.4      Statutory References


A reference in the main body of this Agreement or in any Schedule to a statute shall include and shall be deemed to be a reference to both the statute and all associated regulations, all amendments made thereto and in force from time to time and any statute or regulation that may be passed which has the effect of supplementing or superseding the aforesaid statute or regulations.

1.5      Construction

Except as otherwise provided for herein, "this Agreement", "hereto", "hereof", "hereby", "hereunder", "herein" and similar expressions refer to this Agreement as a whole, including all Schedules attached hereto, and not to any particular article, clause, subclause, section, subsection, paragraph, subparagraph or other portion hereof.

1.6      Headings

The headings of articles, clauses, subclauses, sections, subsections, paragraphs and subparagraphs in this Agreement are inserted for convenience of reference only and shall not affect the construction of the provisions thereof.

1.7      Gender and Number

This Agreement shall be read with all changes in gender and number as may be required by the context.

1.8      Knowledge and Awareness

Where in this Agreement a representation or warranty is made on the basis of a Party's knowledge or awareness, such knowledge or awareness consists only of the actual knowledge or awareness of the current officers of such Party directly responsible for the matter in question and does not include the knowledge or awareness of any other person.

1.9      Currency and Mode of Payment

Except to the extent indicated otherwise, all dollar amounts referenced in this Agreement are expressed in Canadian dollars and, except as otherwise specifically provided, all payments to be made hereunder are to be made by way of certified cheque or bank draft issued by a Canadian chartered bank or other such transfer of immediately available funds as may be acceptable to the Vendor.

                                   ARTICLE 2
                 PURCHASE AND SALE, PAYMENT, GST AND ALLOCATION

2.1      Purchase and Sale of the Assets

Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Vendor agrees to sell, assign, transfer and convey to the Purchaser and the Purchaser agrees to purchase from the Vendor the Assets to have and to hold the same absolutely, together with all benefits and advantage to be delivered therefrom, subject to the respective terms and conditions of the Leases.

2.2      Transfer and Assignment

The purchase and sale as contemplated in Section 2.1 shall be effective as of the Closing Date. Possession and beneficial ownership of, and risk of loss and title to, the Assets on an as is basis shall pass from the Vendor to the Purchaser on and be effective as at the Closing Time (the "Effective Time").

2.3      Purchase Price

The Purchase Price for the Assets shall be $1,230,000.00, payable on the Closing Date by the Purchaser to the Vendor. The Purchase Price shall be satisfied in full by the Purchaser issuing and delivering the following:

     (a) the issuance of 2,500,000 Common Shares having a deemed value of U.S. $0.40 per share, which Common Shares shall be eligible for trading on the Exchange upon the effectiveness of one or more registration statements covering such Common Shares; and

     (b)  the issuance of 500,000 Warrants.

2.4      GST

The Purchaser shall remit to the Vendor on Closing a cheque in the amount of $700.00 dollars representing the Goods and Services Tax applicable to that portion of the Purchase Price allocated to the Tangibles in accordance with the Excise Tax Act (Canada).

2.5      Allocation

The Purchase Price shall, in the first instance, be allocated among the Assets as follows:

            Petroleum and Natural Gas Rights          $1,051,437.26
            Geological Information                    $168,561.74
            Tangibles                                 $10,000.00
            Miscellaneous Interests                   ($1.00)
                                                      -------------
                     Total:                           $1,230,000.00

The Parties agree that any further allocation or breakdown of the Purchase Price to or among specific Assets for the purposes of the Income Tax Act (Canada) shall be carried out on a proportionate basis having regard to their relative fair market values as at the Effective Time and as determined by the Parties acting reasonably.

2.6      Extension of Promissory Notes

Notwithstanding the terms and provisions set out in the Promissory Notes, the Vendor hereby agrees that the payment date under the Promissory Notes is hereby extended to the date that is the earlier of the Closing Date or February 23, 2005. Furthermore, the Vendor agrees that it will not commence any enforcement action against the Purchaser to realize on the Promissory Notes until after February 23, 2005.


                                   ARTICLE 3
                         CLOSING TIME AND INTERIM PERIOD

3.1      Closing Time

If Closing occurs, the transfer and conveyance of the Assets shall be effective as of the Effective Time. Possession of the Assets shall not pass to the Purchaser until the Closing Time, and the Vendor shall maintain the Assets on behalf of the Purchaser during the Interim Period pursuant to the provisions of
Section 3.2 hereof.

3.2      Interim Period

     (a) Maintenance of Assets: During the Interim Period, the Vendor (to the extent the nature of its interest permits and subject to the terms of all agreements applicable to the Assets and the Vendor) shall:

          (i) Maintain Assets: Physically maintain the Assets in a proper and prudent manner in accordance with generally accepted oil and gas industry practices; and

          (ii) Perform Leases and Other Agreements: Perform and comply with all covenants and conditions contained in the Leases and all other agreements relating to the Assets.

     (b) Conduct of Business: During the Interim Period, the Vendor shall not, without the prior written consent of the Purchaser:

          (i) Assume New Obligations or Commitments: Enter into any new agreement or commitment other than in the ordinary course of business, with respect to the Assets;

          (ii) Surrender or Abandon Assets: Surrender or abandon any of the Assets including any abandonment of wells located on the Lands, or release or abandon any portion of the Leases except in compliance with any abandonment or reclamation orders or directions as may be issued by a Government Entity in respect of any of the Assets and which is applicable to a period up to and including the Closing Date;

         (iii) Amend, Terminate or Negotiate Agreements: Amend or terminate any material agreement or enter into any new agreement adversely affecting the Assets;

          (iv) Dispose of Assets: Sell, transfer, encumber or otherwise dispose of any of the Assets, or any part thereof other than to the extent required to comply with any Rights of First Refusal; or

          (v) Grant Encumbrances: Grant a security interest or any other encumbrance with respect to any of the Assets.

3.3      No Action

During the Interim Period, the Purchaser shall not (unless it has the prior written consent of the Vendor or the Court) propose to the Vendor, or request that the Vendor propose to others, the conduct of any operations or the exercise of any option respecting the Assets.


During the Interim Period, the Vendor shall not directly or indirectly, solicit or encourage any inquiries or proposals, or enter into any discussions or negotiations with any third party for the purchase and sale of the Assets nor accept any offers to sell the Assets in respect thereof.

                                   ARTICLE 4
                                    CLOSING

4.1      Time and Location

Closing shall take place at the Closing Place at the Closing Time. The parties agree that the Closing shall only occur upon the Vendor receiving payment in full of the outstanding Promissory Notes. Unless an extension of time is granted by the Vendor to the Purchaser, if payment of the Promissory Notes has not occurred on or before February 23, 2005, then this Agreement shall be deemed to have been terminated provided, however, that any such termination shall not reduce or affect the Purchaser's obligations under the Promissory Notes.

4.2      Vendor Documentation

The Vendor shall cause the following documents (fully authorized and executed, where applicable, by all appropriate Parties except the Purchaser) to be delivered to the Purchaser at Closing:

     (a) Officer's Certificate: A certificate of an officer of the Vendor stating that all the Vendor's Representations and Warranties set forth hereto are true and correct as at the Closing Date;

     (b) Directors' Resolution: A certified copy of a resolution of the Vendor's Board of Directors authorizing the execution and delivery of this Agreement and the completion of the sale of the Assets in accordance with the provisions of this Agreement;

     (c) Written Consents or Approvals: Documentation in form and substance satisfactory to the Purchaser, acting reasonably, of any Government Entity having jurisdiction in connection with the subject transactions contemplated herein;

     (d) Assignments, Transfers, etc: All specific assignments, registerable transfers, novation agreements, trust agreements and other instruments which may be required to convey the Vendor's interest in the Assets to the Purchaser, unless and to the extent that the Purchaser allows the Vendor to deliver such documents to the Purchaser at a later date, and the Purchaser hereby agrees to act reasonably in connection with any such request from the Vendor;

     (e) General Conveyance: A General Conveyance, in the form attached as Schedule "D", duly executed by the Vendor;

     (f) Registration Rights Agreement: A Registration Rights Agreement, in the form attached hereto as Schedule "E", duly executed by the Vendor;

     (g) Originals: Originals of the Vendor's records, files (not including financial records), reports and data pertaining to the Assets, insofar as such delivery is permitted and required hereunder, unless and to the extent that the Purchaser agrees to allow the Vendor to deliver such records, files, reports and data at a later date, and the Purchaser hereby agrees to act reasonably in connection with any such request from the Vendor;

     (h) Receipts: Receipts in favour of the Purchaser acknowledging the consideration contemplated in Section 2.3; and

     (i) such other documents as may be specifically required hereunder or as may be reasonably requested by the Purchaser upon reasonable notice to the Vendor.

4.3      Purchaser Documentation

The Purchaser shall cause the following documents (fully authorized and executed, where applicable, by all appropriate Parties except the Vendor) to be delivered to the Vendor at or prior to Closing:

     (a) Share Certificates: Share certificate(s) representing 2,500,000 Common Shares;

     (b) Warrant Certificates: Warrant certificate(s) representing 500,000 Warrants;

     (c) Acknowledgement of the GOR: A duly executed acknowledgement of the existence of the GOR and assignment thereof by Scimitar Hydrocarbons Corporation to Grand Bow Petroleum Limited;

     (d) Officer's Certificate: A certificate of an officer of the Purchaser certifying that the Purchaser's Representations and Warranties are true in all material respects at the Closing Time;

     (e) Directors' Resolution: A certified copy of a resolution of the Board of Directors of the Purchaser authorizing the execution and delivery of this Agreement and the completion of the purchase of the Assets in accordance with the provisions of this Agreement, and authorizing the issuance of Common Shares and Warrants to the Vendor;

     (f) Written Consents or Approvals: Documentation in form and substance satisfactory to the Vendor, acting reasonably, of any Government Entity having jurisdiction in connection with the subject transactions contemplated herein;

     (g) General Conveyance: A General Conveyance, in the form attached as Schedule "D", duly executed by the Purchaser;

     (h) Registration Rights Agreement: A Registration Rights Agreement, in the form attached hereto as Schedule "E", duly executed by the Purchaser;

     (i) Cheque: A cheque in the full amount of the Goods and Services Tax applicable to that portion of the Purchase Price allocated to the Tangibles as set forth in Section 2.5 hereof, made payable to the Vendor;

     (j) 2003 Private Placement Waivers: A certified list of the seven (7) investors under the 2003 Private Placement and executed waivers from investors under the 2003 Private Placement, holding at least 75% of the securities purchased under the 2003 Private Placement, waiving the failure of the Purchaser to file a registration statement by October 31, 2003 as required by the terms of the 2003 Private Placement; and

     (k) such other documents as may be specifically required hereunder or as may be reasonably requested by the Vendor upon reasonable notice to the Purchaser.

4.4      Vendor's Closing Conditions

The Vendor's obligation to complete the transactions contemplated herein is subject to the satisfaction at or prior to the Closing Time of the following conditions precedent:

     (a) Purchaser's Representations and Warranties are True: All of the Purchaser's Representations and Warranties shall be true and correct in all material respects at and as of the Closing Time and the Purchaser shall furnish a Certificate dated on the Closing Date, stating that the representations and warranties contained in Article 5 hereof, are true and correct in all respects as at the Closing Time;

     (b) Performance by Purchaser: The Purchaser shall have performed and satisfied all covenants required herein to be performed and satisfied by it at or prior to the Closing Time in all material respects;

     (c) Legal Proceedings: There shall be no legal proceedings initiated against the Purchaser or initiated or threatened by a third party against the Purchaser of which the Purchaser is actually aware, in connection with the Common Shares or Warrants or any portion thereof;

     (d) Payment of Promissory Notes: The Purchaser shall have fully paid to the Vendor all amounts to the Vendor pursuant to the Promissory Notes; and

     (e) Delivery of Documents: The Purchaser shall deliver to the Vendor all documents and materials satisfying the requirements of and set out in
          Section 4.3.

4.5      Waiver

The conditions precedent as set forth in Section 4.4 hereof shall be for the benefit of the Vendor, and may, without prejudice to any of the rights of the Vendor hereunder, be waived by it in writing, in whole or in part, at any time, at or before the Closing Date or such other date as hereinbefore set forth. In the event that the conditions precedent as set forth in Section 4.4 hereof shall not be complied with, or waived by the Vendor at or before the Closing Date or such other date as hereinbefore set forth, the Vendor may terminate this Agreement by written notice to the Purchaser and, in such event, the Purchaser and the Vendor shall be released from all other obligations hereunder.

4.6      Purchaser's Closing Conditions

The Purchaser's obligation to complete the transactions contemplated herein is subject to the satisfaction at or prior to the Closing Time of the following conditions precedent:

     (a) Vendor's Representations and Warranties are True: All of the Vendor's Representations and Warranties shall be true and correct in all material respects at and as of the Closing Time and the Vendor shall furnish a Certificate dated on the Closing Date, stating that the Representations and Warranties contained in Article 5 hereof, are true and correct in all respects as at the Closing Time;

     (b) Alterations to the Assets: No substantial damage to or alteration in the Assets, or any part of portion thereof, save as shall have been approved in writing by the Purchaser, shall have occurred between the date of this Agreement and the Closing Date which, in the Purchaser's opinion, acting reasonably, would materially effect the value of the Assets;

     (c) Free & Clear Title: The Assets shall be free of any and all encumbrances, liens, charges, and demands of whatsoever nature save and except lessor royalties, the Permitted Encumbrances and other encumbrances acceptable to the Purchaser, acting reasonably;

     (d) Discharges and Releases: The Vendor shall deliver or cause to be delivered to the Purchaser discharges or releases, in registerable form to the extent registration is possible, satisfactory to the Purchaser's Counsel, acting reasonably, of or relative to all undertakings, assignments and security granted by the Vendor, or otherwise howsoever secured with respect to the Assets provided that a "no interest" letter from the Vendor's bankers holding any such undertakings or security shall suffice with respect thereto;

     (e) Legal Proceedings: There shall be no legal proceedings initiated against the Vendor or initiated or threatened by a third party against the Vendor of which the Vendor is actually aware, in connection with the Assets or any part or portion thereof;

     (f) Contractual Commitments: Between the date of this Agreement and the Closing Date, no agreement or commitment shall have been entered into by the Vendor pertaining to the Assets and no variations of existing commitments or transactions pertaining to the Assets, or any portion thereof, shall have been made or effected by the Vendor, other than those entered into in the ordinary course of business pursuant to
          Section 3.2(b)(i) hereof, except with the prior written consent of the Purchaser or as otherwise contemplated in this Agreement hereof; and

     (g) Delivery of Documents: The Vendor shall deliver to the Purchaser all documents and materials satisfying the requirements of Section 4.2 hereof.

4.7      Waiver

The conditions precedent as set forth in Section 4.6 hereof shall be for the benefit of the Purchaser, and may, without prejudice to any of the rights of the Purchaser hereunder, be waived by it in writing, in whole or in part, at any time, at or before the Closing Date or such other date as hereinbefore set forth. In the event that the conditions precedent as set forth in Section 4.6 hereof shall not be complied with, or waived by the Purchaser at or before the Closing Date or such other date as hereinbefore set forth, the Purchaser may terminate this Agreement by written notice to the Vendor and, in such event, the Purchaser and the Vendor shall be released from all other obligations hereunder.

4.8      Commercially Reasonable Efforts

All Parties hereto covenant and agree with the other Party to use all reasonable efforts until the Closing Date to take or refrain from taking any actions with the intent that the conditions precedent as set forth in Sections 4.4 and 4.6 above shall be satisfied.

4.9      Termination

In the event this Agreement is terminated as a result of the conditions precedent in Sections 4.4 and 4.6 hereof not being satisfied, all Parties hereto shall be released from all obligations hereunder and shall have no further recourse against the other and each Party hereto shall take all reasonable actions to return the other Parties to the position relative to the Assets which such Party occupied prior to the execution hereof.

4.10     Post-Closing Matters

If Closing occurs, the Vendor undertakes to promptly attend to the registration or circulation to all relevant third parties of all documentation contemplated herein to be registered, circulated or executed on a post-closing basis (including, without limitation, the Releases and Discharges and Specific Conveyances, such as well transfers) and will, if requested, provide the Purchaser with written monthly reports concerning the registration, circulation or execution status of all such documentation, together with any supporting material that the Purchaser may reasonably request.

4.11     Conditions Subsequent

The purchase and sale of the Assets shall be subject to the following conditions subsequent, which the Parties hereby undertake to complete as soon as reasonably possible following the Closing Date and upon the Promissory Notes being paid in full:

     (a) subject to the Purchaser providing the necessary corporate bonds or other indemnities as required by any applicable Governmental Entity, the Vendor shall, at its sole cost, execute and file all necessary documentation to properly effect the transfer of the working interests being conveyed by this Agreement to the Purchaser, including without limitation, all necessary filings with applicable governmental bodies;

     (b) subject to the Purchaser providing the necessary corporate bonds or other indemnities as required by any applicable Governmental Entity, the Vendor shall, at its sole cost, execute and file all necessary documentation to properly effect the transfer of the interests being conveyed by the September Agreement to the Purchaser, including without limitation, all necessary filings with applicable governmental bodies;

     (c) the Purchaser shall fully perform and comply with its obligations pursuant to the Registration Rights Agreement; and

     (d) within ninety (90) days following the Closing Date, the Purchaser shall, at its sole cost, file, in accordance with applicable securities laws, and diligently pursue an application with the securities regulatory authorities for the Purchaser to become a "reporting issuer" in at least one jurisdiction in Canada, and in the event that such application is unsuccessful, the Purchaser will use commercially reasonable efforts to make such exemption applications as may be necessary in order to allow the Vendor to sell the Securities free of any resale restrictions under applicable Canadian securities legislation. The Purchaser shall permit the Vendor and the Vendor's Solicitor to review and comment on all applications made pursuant to this Section 4.11(d).

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1      Vendor

The Vendor hereby represents and warrants to the Purchaser as of the date hereof and acknowledges that the Purchaser is relying on same in connection with the transaction contemplated by this Agreement, as follows:

     (a) Standing: It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and duly registered and in good standing under the laws of each jurisdiction in which the Assets are located;

     (b) Requisite Authority: The Vendor has good right, full power and absolute authority to bargain, sell, transfer and assign the Assets for the purposes and in the manner contemplated by this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on its part;

     (c) No Conflicts: The execution and delivery of this Agreement and each and every agreement and instrument to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with any judgment, decree, law, order, statute, rule or regulation applicable to it or by which it is bound or its constating documents, bylaws or other governing documents;

     (d) Execution and Enforceability: This Agreement has been duly executed and delivered by it, all other agreements and documents required thereunder to be executed and delivered by it will be duly executed and delivered by it and this Agreement does, and such other agreements and documents will, constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms subject to the qualifications that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting creditors' rights and that equitable remedies are discretionary and may not be ordered;

     (e) No Proceedings or Investigations: The Vendor is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which has or could have a material adverse affect on the Assets or the subject transaction and, to the best of its knowledge, information and belief, there is no particular circumstance, matter or thing which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

     (f) Material Default: The Vendor has not received notice of any material default under any agreement affecting the Assets;

     (g) Warrant Title: The Vendor does not warrant title to the Lands or Leases but does represent and warrant that it has not encumbered or alienated the Lands or Leases or any interest therein except for the Permitted Encumbrances and, at the Closing Date, the Assets will be free and clear of all liens, mortgages, pledges, encumbrances, adverse claims, demands and royalties created by, through or under the Vendor, except the Permitted Encumbrances;

     (h) Use and Benefit: Subject to the rents, covenants, conditions and stipulations in the Leases reserved and contained and on the lessee's or holder's part thereunder to be paid, performed and observed, the Purchaser may enter into and upon, and hold and enjoy the Assets for the residue of their respective terms and all renewals or extensions thereof for its own use and benefit without any lawful interruption of or by the Vendor or any other person whomsoever claiming or to claim by, through or under the Vendor;

     (i) Authorization for Expenditures: Except as may be specifically set forth in this Agreement or otherwise disclosed to the Purchaser in writing, the Vendor has not received or prepared any authorizations for expenditures pursuant to which expenditures are or may be made, nor any other financial commitments which are now outstanding or due, or hereafter may become due in respect of the Assets or operations in respect thereof for which the Purchaser shall become liable to pay;

     (j) Reduction in Value: The Assets are not subject to reduction by virtue of the conversion or other alteration of the interest of any third party under existing agreements pertaining to the Assets, except as may be specifically set forth in this Agreement;

     (k) Taxes and Assessment: All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of the Assets or the production of Petroleum Substances from and/or receipt of proceeds therefrom payable to the Closing Date and all prior years have been properly paid;

     (l) Compliance: In respect of that portion of the Assets which the Vendor operates, all laws, regulations and orders of all Government Entities having jurisdiction over the Assets have been materially complied with by the Vendor and the Vendor has not received notice of and is otherwise not aware of any material default or material non-compliance of any law, regulation or order of any governmental agency having jurisdiction over the Assets, and in respect of that portion of the Assets which the Vendor does not operate, to the best of the knowledge, information and belief of the Vendor, all laws, regulations and orders of all Government Entities having jurisdiction over the Assets have been materially complied with;

     (m) Full Disclosure: The Vendor has made available to the Purchaser all material information within the Vendor's possession, and has not knowingly withheld any such information from the Purchaser, relevant to environmental damage or contamination or other environmental problems pertaining to the Assets;

     (n) Wells: To the best of the knowledge, information and belief of the Vendor, each well has been drilled and, if completed, it has been completed, operated and produced in accordance with good oil and gas field practices and in compliance with all applicable rules and regulations;

     (o) Production Penalty: The Vendor has not received notice that the Wells are subject to a production penalty of any nature;

     (p) Abandonment of Wells: The Vendor has not agreed to abandon any Wells which at the Closing Date were not abandoned at a cost for which the Vendor is or the Purchaser may be liable in association with the abandonment of such Well;

     (q) No Production: There has been no production of Petroleum Substances from the Wells on the Lands during the term of the Permits;

     (r) No Rights of First Refusal: The Vendor has not granted any Rights of First Refusal or other pre-emptive rights relating to the Assets;

     (s) Rental Fees: All rental fees as set out in the Permits have been paid to the Crown with respect to the Lands and all filings in respect of such rental fees have been properly made in accordance with applicable legislation or agreement

     (t) Royalties: In respect of the Lands which the Vendor does not operate, to the best of the knowledge, information and belief of the Vendor, all royalties have been paid to the Crown, lessors and other holders of royalties and similar interests with respect to all production or sale of Petroleum Substances from the Lands and will be paid until the Closing Date and all filings in respect of such royalties have been properly made in accordance with applicable legislation or agreement;

     (u) Tangibles: In respect of that portion of the Assets which the Vendor does not operate, to the best of the knowledge, information and belief of the Vendor, the Tangibles are in good and operable conditions and are satisfactory for their intended use, in accordance with good oil and natural gas field practices;

     (v) No Facilities: There are no production, gathering, processing, treating, transportation or storage facilities on the Lands;

     (w) Proceeds: The Vendor has not assigned or in any way restricted its rights to receive the proceeds from the sale of Petroleum Substances produced from the Assets;

     (x) Employment: The Vendor is not a party to any contract of employment which would require the Purchaser to employ personnel previously in the employment of the Vendor relating to the Assets;

     (y) Operating or Service Agreements: To the best of the knowledge, information and belief of the Vendor there are no operating or service agreements outside of the ordinary course of business affecting or pertaining to the operation and servicing of the Assets pursuant to which the Purchaser may become liable;

     (z) Environmental Liability: To the best of the knowledge, information and belief of the Vendor, there are no claims relating to the Lands for loss, liability or damages arising from Environmental Liabilities;

     (aa) Tax Residency: The Vendor is not a non-resident of Canada within the meaning and for the purposes of the Income Tax Act (Canada);

     (bb) Bonds and Indemnities: The only bonds or indemnities granted by the Vendor in connection with the Assets, as required by any applicable Governmental Entity is as follows:

          (i) a promissory note dated August 17, 2004 in the amount of $80,966.25 to the Province of Prince Edward Island that will become payable if the work commitments are not met pursuant to Permit 04-04;

          (ii) a promissory note dated August 17, 2004 in the amount of $107,548.00 to the Province of Prince Edward Island that will become payable if the work commitments are not met pursuant to Permit 04-01;

          (iii) a promissory note dated July 9, 2002 in the amount of $31,000.00 to the Province of Prince Edward Island that will become payable if the work commitments are not met pursuant to Permit 02-01; and

          (iv) a promissory note dated June 18, 2003 in the amount of $57,299.00 to the Province of Prince Edward Island with respect to the abandonment and reclamation of the Seaview No. 1 well;

     (cc) Violation of Laws: To the best of the knowledge, information and belief of the Vendor, the entering into of this Agreement by the Vendor and the completion by the Vendor of the purchase of the Assets pursuant hereto will not result in the violation of any law of the Province of Alberta or the laws of Canada applicable therein.

5.2      Purchaser's Representations and Warranties

The Purchaser hereby represents and warrants to the Vendor as of the date hereof and acknowledges that the Vendor is relying on same in connection with the transaction contemplated by this Agreement, as follows:

     (a) Standing: The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is extra-provincially registered and in good standing in each province where the Assets are located;

     (b) Requisite Authority: The Purchaser has all requisite capacity, power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations under each such agreement and the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated under each such agreement including, without limitation, the issuance of the securities as described in Section 2.3 hereof, have been duly authorized by all necessary corporate action required on the part of the Purchaser;

     (c) No Conflicts: The execution and delivery of this Agreement and each and every agreement and instrument to be executed and delivered thereunder including, without limitation, the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein will not violate, nor be in conflict with, the performance of the provisions of any agreement, instrument, permit or authority to which the Purchaser is a party or by which the Purchaser is bound, any judgment, decree, law, order, statute, rule or regulation applicable to the Purchaser or by which the Purchaser is bound or the Purchaser's constating documents, bylaws or other governing documents;

     (d) Execution and Enforceability: This Agreement has been duly executed and delivered by the Purchaser, all other agreements and documents required thereunder to be executed and delivered by the Purchaser will be duly executed and delivered by it and this Agreement does, and such other agreements and documents will, constitute legal, valid and binding obligations enforceable against the Purchaser in accordance with their respective terms subject to the qualifications that such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting creditors' rights and that equitable remedies are discretionary and may not be ordered;

     (e) No Proceedings or Investigations: The Purchaser is not party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which has or could have a material adverse affect on its assets or the value of the Common Shares or the subject transaction and, to the best of its knowledge, there is no particular circumstance, matter or thing which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation;

     (f) Share Capital: The authorized capital of the Purchaser consists of 200,000,000 Common Shares having a par value of $0.001 per share, of which 26,145,000 Common Shares are currently issued and outstanding as fully paid and non-assessable;

     (g) Options: No individual, firm, corporation or other person holds any securities convertible into Common Shares or has any agreement, warrant, option, right or privilege capable of becoming an agreement, warrant, option or right for the purchase of any Common Shares other than the 3,250,000 Common Share purchase warrants that are outstanding and the 3,025,000 options to purchase Common Shares that are outstanding;

     (h) Minute Book: The minute book materials of the Purchaser provided to the Vendor's Solicitor contain the constating documents of the Purchaser, or accurate copies thereof, and contain the minutes of all meetings and all resolutions of the directors and shareholders of the Purchaser;

     (i) Issuance of Common Shares: The issuance of the 2,500,000 Common Shares has been duly and validly authorized by all requisite corporate action on the part of the Purchaser and all requisite regulatory approvals for the issuance of such Common Shares will be obtained prior to Closing;

     (j) Issuance of Warrants: The issuance of the 500,000 Warrants and the 500,000 Common Shares issuable upon exercise of the Warrants has been duly and validly authorized by all requisite corporate action on the part of the Purchaser and all requisite regulatory approvals for the issuance of the 500,000 Warrants and the 500,000 Common Shares issuable upon exercise of the Warrants will be obtained prior to Closing;

     (k) Prior Registration Rights: Other than pursuant to the Registration Rights Agreement attached hereto as Schedule "E", the only other registration rights granted by the Purchaser are contained in the subscription agreements entered into by the Purchaser with certain subscribers in connection with the 2003 Private Placement (a true copy of which has been provided to the Vendor and Vendor's Solicitor) and such other registration rights do not adversely affect the registration rights of the Vendor pursuant to the Registration Rights Agreement attached hereto as Schedule "E"; and

     (l) Violation of Laws: To the best of the knowledge, information and belief of the Purchaser, the entering into of this Agreement by the Purchaser and the completion by the Purchaser of the purchase of the Assets pursuant hereto will not result in the violation of any law of its jurisdiction of incorporation, the Province of Alberta or the laws of Canada applicable therein.

5.3      Non-Transferable

The Representations and Warranties made by each Party are made for the exclusive benefit of the other Party, are not transferable and shall not be the subject of any rights of subrogation granted in favour of any other person.

5.4      Disclaimers

Neither Party makes any representations of warranties whatsoever except, and to the extent, of the Vendor's Representations and Warranties or the Purchaser's Representations and Warranties, as the case may be, and each Party disclaims, and shall not be liable for, any representation or warranty which may have been made or alleged to have been made prior to the date hereof in any document or instrument relative hereto or in any statement or information made or communicated in any manner including, without limitation, any opinion, information or advice which may have been provided to the Purchaser by the Vendor, any of its affiliates or any director, officer, employee, shareholder, agent, consultant or other representative of the Vendor or any such affiliates. In particular, the Vendor makes no representations or warranties whatsoever with respect to:

     (a)  Title: Its title to the Assets;

     (b) Reserves: The amount, quality, recoverability or deliverability of reserves of Petroleum Substances attributable to the Lands;

     (c) Quality, Fitness, Condition or Merchantability: The quality, fitness, condition or merchantability of the Assets;

     (d) Interpretations and Evaluations: Any engineering, geological or other interpretations or evaluations respecting the Assets; and

     (e) Value, Production Rates, Revenue Estimates and Transportation: The value of the Assets, production rates, estimates of prices or future cash flows arising from the sale of reserves of Petroleum Substances attributable to the lands or other revenues attributable to the Assets or the availability (or continued availability) of transportation to sell such Petroleum Substances.


The Purchaser acknowledges and agrees that the Vendor is selling, and that the Purchaser is acquiring, the Assets on an "as is, where is" basis in such a state as they shall exist at the Closing Time. The Purchaser has made and will make prior to the Closing Time its own independent investigations, analyses, evaluations and inspections with respect to the Assets and the state and condition thereof and has and will rely solely on such investigations, analyses, evaluations and inspections in assessing the condition, quantum and value of such Assets and the Purchaser shall not have any claim or action against the Vendor in respect of the location, state or condition of all or any of the Assets or the suitability or fitness of such Assets for the Purchaser's intended use or purpose.

5.5      No Merger

The foregoing Representations and Warranties shall either be set forth in or, if not, shall be deemed to apply to, all assignments, transfers, conveyances, novations or other documents conveying the Assets hereunder, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances, or documents, any rule of law, equity or statute to the contrary notwithstanding.

5.6      Limitation

Notwithstanding anything to the contrary herein expressed or implied and in the absence of fraud, no claim in respect of the Representations and Warranties shall be made or be enforceable whether by legal proceedings or otherwise howsoever unless written notice of such claim is given by the claimant to the other party within the period of two (2) years from the Closing Date.

                                   ARTICLE 6
                                 CONFIDENTIALITY

6.1      Confidentiality

All information related to the transactions contemplated herein shall be treated as confidential, including this Agreement and each and every agreement to be entered into hereunder and all terms and provisions hereof and thereof and the intent to proceed with the transactions contemplated hereby, except for disclosure to their respective representatives who have a need to know (and who agree to observe this confidentiality obligation) and except as required by law, regulation or legal process or in order to obtain the requisite consents and approvals for the transactions. For a period of 60 days from the Closing Date, the parties agree to consult with each other prior to making any disclosure or announcement of or pertaining to this Agreement and any such disclosure shall be satisfactory to both parties.

                                   ARTICLE 7
                             SECURITIES LAW MATTERS

7.1 Provided the Vendor's representation and warranty in Section 7.2 is true and correct, the Purchaser represents and warrants to the Vendor that, in the Province of Alberta, the issuance and distribution of the Securities to the Vendor will be exempt for the registration and prospectus requirements of the Securities Act (Alberta). The Vendor acknowledges and agrees that the Securities will be subject to the resale restrictions prescribed by
     Section 2.5 of Multilateral Instrument 45-102. The Purchaser also represents and warrants to the Vendor, in part in reliance on the representations, warranties and agreements made by the Vendor in Section 7.3, that the offer and sale of the Securities will be exempt from the registration requirements of the U.S. Securities Act by reason of the exemption contained in Section 4(2) thereof.

7.2 The Vendor represents and warrants to the Purchaser that the Vendor is a resident in the Province of Alberta and is an "accredited investor" within the meaning of Multilateral Instrument 45-103 and acknowledges that the Purchaser is relying on such representations and warranties in connection with the issuance of the Securities.

7.3  The Vendor represents, warrants and agrees that:

     (a) it is an "accredited investor" as defined in Rule 501(a)(3) of Regulation D under the U.S. Securities Act because it is a corporation not formed for the purpose of acquiring the Securities and has total assets in excess of U.S. $5,000,000;

     (b) it is acquiring the Securities for its own account and not with a view to the distribution thereof in violation of the registration requirements of the U.S. Securities Act;

     (c) the Securities will be "restricted securities" as defined in Rule 144(a) under the Securities Act and may not be offered, resold or otherwise transferred except: (a) to the Purchaser; (ii) pursuant to an effective registration statement under the U.S. Securities Act;
          (iii) outside the United States pursuant to Regulation S under the U.S. Securities Act or (iv) pursuant to an exemption from registration under the U.S. Securities Act, provided that prior to any transfer pursuant to the foregoing clause (iv), the Vendor shall have furnished to the Purchaser a written opinion of counsel to the effect that such transfer may be effected without registration under the U.S. Securities Act and any applicable state securities laws; and

     (d) the Vendor agrees that the certificates for the Securities may have endorsed thereon a legend to reflect the foregoing restrictions on transfer and that appropriate stop transfer orders may be lodged with the transfer agent for the Securities in implementation thereof.

                                   ARTICLE 8
                                 MISCELLANEOUS
8.1      Termination

The Parties agree that, unless an extension of time is granted by the Vendor to the Purchaser, in the event that the Promissory Notes are not paid in full by February 23, 2005, this Agreement shall terminate and be of no further force or effect provided, however, that any such termination shall not reduce or affect the Purchaser's obligations under the Promissory Notes.

8.2      Prior to Closing Access

The Vendor shall provide the Purchaser and its duly appointed representatives with reasonable access to the Assets and all corresponding books, records, files and title documents in the possession of the Vendor or to which the Vendor has access to, prior to the Closing Date, in order that the Purchaser may satisfy itself as to the title of the Assets and all matters related to operations thereof and to otherwise determine the accuracy of the matters set forth herein. The Purchaser shall provide the Vendor and its duly appointed representatives with reasonable access to the minute books and other records of the Purchaser prior to the Closing Date in order that the Vendor may satisfy itself as to all matters related to the Securities and to otherwise determine the accuracy of the matters set forth herein.

8.3      Public Announcements

Prior to the Closing Time, each of the Parties shall cooperate with the other in relaying information concerning this Agreement and the transactions herein provided for and shall furnish to, discuss with and obtain written approval from the other Party for all press and other releases prior to publication, which approval may be reasonably withheld; provided, however, that nothing contained herein shall prevent either Party, at any time, from furnishing any information to any governmental agency or regulatory authority or to the public if, but only to the extent, required by Applicable Law.

8.4      Operatorship

The Purchaser acknowledges that the Vendor, to the extent it operates any of the Assets, is unable to unilaterally assign operatorship of those Assets. The Vendor does, however, undertake on a commercially reasonable basis to assist the Purchaser in its efforts should it wish to succeed the Vendor as operator of any such Assets.

8.5      Signs and Notifications

Following Closing, the Vendor may remove any signs that indicate the Vendor's ownership or operation of the Assets. It will be the Purchaser's responsibility, where necessary, to erect or install any signs that may be required to indicate the Purchaser's ownership or operation of the Assets and to notify suppliers, contractors, Governmental Entities and other affected third Parties of the Purchaser's interest in the Assets.

8.6      Post-Closing Administration

After Closing, until the Purchaser becomes the recognized successor to the Vendor's current interest in a particular Asset, the following provisions shall apply:

     (a) Possession: If requested by the Purchaser, the Vendor shall hold the Assets on behalf of the Purchaser;

     (b) Trust Account: If requested by the Purchaser, the Vendor shall open a trust account separate and apart from its other accounts, and all revenues, proceeds and other benefits in respect of the Assets, and any advances for costs, expenses or capital expenditures in respect of the Assets, shall be paid into such trust account. All monies from time to time held in such account related to the Assets shall be for the account of the Purchaser;

     (c) Benefits: The Vendor shall promptly account to the Purchaser for all revenues, proceeds and other benefits received in respect of such Assets after deducting any amounts owed by the Purchaser in respect thereof;

     (d) Third Party Communications: The Vendor shall deliver to the Purchaser all third party notices or other communications received in respect of such Assets (including, without limitation, statements of operations, third party invoices, cash calls and other billings) in a timely manner;

     (e) Response by Purchaser: The Purchaser agrees to promptly respond to the Vendor in writing in respect of all third party notices or other communications provided by the Vendor to the Purchaser pursuant to
          Section 7.6(d) above, such that the Vendor may respond on the Purchaser's behalf to all such third party notices and communications prior to the expiry thereof. Subject to the expenditures referred to in Sections 8.6(f)(i)A and B which the Vendor is permitted to make, if the Purchaser fails to provide the Vendor with written notice as aforesaid, the Purchaser shall be deemed to have elected not to participate in an operation or shall be deemed to have waived a Right of First Refusal, as the case may be;

     (f) Operations: The Vendor (to the extent the nature of its interest permits) shall maintain such Assets in a proper and prudent manner in accordance with the operating practices and agreements currently in place. The Vendor shall not, without the prior approval of the
          Purchaser:

          (i)  Expenditures: Authorize or incur expenditures other than:

               A. usual operating expenditures incurred or allocable to the Assets pursuant to existing operating agreements with arm's length third parties;

               B. expenditures which the operator of the Assets deems necessary to protect life, property, income or the Environment;

          (ii) Operations: Propose or initiate any operations in respect of the Assets;

          (iii) Surrender or Abandon Assets: Surrender or abandon any of the Assets; or

          (iv) Amend, Terminate or Negotiate Agreements: Amend or terminate any material agreement or enter into any new agreement adversely affecting the Assets;

     (g)  Reimbursement and Indemnification: The Purchaser shall:

          (i) Advance of Funds: If requested by the Vendor, deposit in the trust account referred to in Section 8.6(b) above sufficient funds to enable the Vendor to pay on the Purchaser's behalf all third party costs, expenses and all surface and mineral rentals which become due within two (2) months of Closing. To the extent that the Vendor pays any amounts on behalf of the Purchaser prior to an advance being made by the Purchaser, the Purchaser shall reimburse the Vendor therefor within fifteen (15) days of being provided with an invoice and, if not paid within such fifteen
               (15) day period, each such invoice will thereafter bear interest until paid at the prime lending rate of the Vendor's bankers calculated daily and not compounded; and

          (ii) Indemnification: Forthwith indemnify and save the Vendor (including its directors, officers and employees) harmless from and against any and all direct or indirect obligations, liabilities, losses, costs, expenses, penalties, fines, claims, actions or damages of any kind or nature whatsoever (including, without limitation, court costs, legal costs on a solicitor and his own client basis and accounting and other professional expenses) it may suffer or incur as a result of actions taken, or omitted to be taken, in the performance of its duties and responsibilities pursuant to this Section 8.6, unless and to the extent the same are attributable to gross negligence or wilful or wanton misconduct; provided, however, no act or omission will be regarded as gross negligence or wilful or wanton misconduct if it was done or omitted to be done in accordance with the instructions, or with the concurrence, of the Purchaser; and

     (h) No Claim against the Vendor: The Purchaser shall have no claim against the Vendor to the extent that the Purchaser's failure to give the Vendor written notice as required under Section 8.6(d) results in the non-exercise of a Right of First Refusal, or the non-participation in an operation, including without limitation any claim that the non-participation caused the Vendor's interest in the Assets to be terminated or otherwise subject to penalty.

8.7      Indemnity

If Closing occurs, the Purchaser shall indemnify the Vendor, its Affiliates and their respective officers, directors, employees, agents and consultants, and any successors or permitted assignees or legal personal representatives of the foregoing (collectively, the "Vendor Indemnified Parties") from and against, and the Purchaser shall hold each Vendor Indemnified Party harmless from and against, all losses, expenses (including legal fees on a full indemnity basis) and damages, excluding indirect, punitive, exemplary or consequential damages (collectively, the "Vendor Indemnified Losses"), sustained or incurred by any Vendor Indemnified Party resulting from or in connection with all abandonment or environmental claims, actions, liabilities and losses pertaining to or in respect of the Assets, without regard to when the same accrued or occurred, unless such Vendor Indemnified Losses arise in consequence of a misrepresentation or breach of warranty by the Vendor herein, provided that the maximum aggregate of all Vendor Indemnified Losses for which the Vendor Indemnified Parties shall be entitled to seek indemnification hereunder shall not exceed the Purchase Price. 8.8 Tax Treatment


Except as provided in this Agreement, no Party makes any representations, regarding the tax consequences of the transaction contemplated by this Agreement. The Parties each acknowledge that they have been advised of the tax consequences of the transactions contemplated by this Agreement by their own tax advisors, and that they are relying on their tax advisors in determining their respective tax consequences in connection with the transactions contemplated in this Agreement.

8.9      Further Assurances

The Vendor will from time to time, on and after the Closing Date, at the request and expense of the Purchaser, execute and deliver all such other additional instruments, notices, releases, assurances and other documents and shall do all such other acts and things as may be reasonably necessary to more fully assure the conveyance of the Assets to the Purchaser, and insofar as is possible, with full substitution and subrogation of the Purchaser in and to all covenants and warranties by others therefore given or made in respect of the Assets.

8.10     Assignment

The Parties hereto specifically reserve the right to assign their rights and obligations hereunder, upon providing prior written notice to the other party, provided that no such assignment shall relieve the obligation of the party to fulfill all of the terms, conditions and obligations herein set forth on the part of the party.

8.11     Governing Law

This Agreement shall, in all respects, be subject to and be construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party attorns to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom for such purposes.

8.12     Invalidity of Provisions

If any provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, the application of such provision to persons or circumstances other than those to which it is held invalid, illegal or unenforceable or the validity, legality or enforceability of such provision in any other jurisdiction shall not in any way be affected or impaired thereby and such provision shall be severable from this Agreement to the extent of such invalidity, illegality or unenforceability.

8.13     Entire Agreement and Amendment

This Agreement supersedes and replaces any and all prior agreements, understandings, negotiations and discussions, whether written or verbal, between the Parties concerning the transactions contemplated therein and states and comprises the entire agreement between the Parties in relation thereto and may only be amended by a formal written instrument executed by proper signing officers for both Parties.

8.14     No Waiver

No waiver by a Party or any breach of any of the provisions of this Agreement to any other Party shall take effect or be binding upon the waiving Party unless in writing and signed by such Party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of the Party with respect to any such breach.

8.15     No Release

Except where as otherwise provided, any assignment of this Agreement or any obligation under this Agreement shall not release a Party hereto from the full obligations hereunder, without the prior written consent of the other Party.

8.16     Time of the Essence

Time shall be of the essence in this Agreement.

8.17     Further Assurances

Each Party, without further consideration, shall in a timely fashion do or perform or cause to be done or performed all such further and other acts and things, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further and other instruments, deeds and other writings and generally shall take or cause to be taken all such further and other actions as may be reasonably necessary or desirable to carry out its obligations hereunder or to ensure and give full force and effect to the provisions and intent, purpose and meaning of this Agreement.

8.18     Enurement

This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns.

8.19     Costs

Except as otherwise provided, each Party shall bear and be responsible for all other costs and expenses incurred by it in negotiating and preparing this Agreement, any deeds, documents and other writings delivered in conjunction with or in furtherance hereof and in otherwise performing the transactions contemplated herein. Such costs include all their respective legal, accounting, brokerage, consulting fees and/or finders' fees incurred in connection with the subject transactions.

8.20     Notices

The initial addresses of the Parties for Delivery of Documents or any other writings required, permitted or desired hereunder shall be as follows:

(a) to the Vendor:

                  Rally Energy Corp.
                  2000, 715-5th Avenue S.W.
                  Calgary, Alberta
                  T2P 2X6

                  Attention: Kenneth A. Morrison, Vice President, Negotiations & Contracts
                  Fax:  (403) 538-3705

(b) to the Purchaser:

                  Shannon International Resources Inc.
                  2000, 715-5th Avenue S.W.
                  Calgary, Alberta
                  T2P 2X6

                  Attention:  Blair Coady, President & CEO
                  Fax:  (403) 538-0003

Any such notice or other writing may be served by personal service, by mailing the same by prepaid post in a properly addressed envelope addressed to the intended addressee at its address for service hereunder or by fax to the number hereunder. Any notice given by personal service shall be deemed to be given on the date of such service if delivered during the regular business hours of the recipient or, if delivered outside such regular business hours, the next Business Day. Any notice given by mail shall be deemed to be given to and received by the addressee on the third Business Day (except days upon which the postal service in Canada is interrupted) after the mailing thereof. Any notice given by fax with appropriate answerback acknowledged shall be deemed to be given to and received by the addressee on the date of transmission if such transmission is completed during the regular business hours of the recipient or, if transmitted outside such regular business hours, the next Business Day after the successful transmission thereof. In the event the postal service in Canada is, or is threatened to be, interrupted, all notices and other writings shall be served by personal service or fax.


Either Party may from time to time change its address for service herein by giving written notice to the other Party in the manner herein provided.


Any elections or notices to be made or served pursuant to this Agreement shall be made in writing and served in the manner outlined above.

8.21     Counterpart and Facsimile Execution

This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the Parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Execution and delivery of counterparts of this Agreement by telecopier by any Party shall be binding on all Parties to this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date and year above first written.


                               RALLY ENERGY CORP.


                               Per:  /s/ Kenneth A. Morrison
                                     -----------------------------------------
                                     Kenneth A. Morrison
                                     Vice President, Negotiations & Contracts




                               Per:  /s/ Doug Urch
                                     ------------------------------------------
                                     Doug Urch
                                     Vice President, Finance and
                                     Chief Financial Officer




                               SHANNON INTERNATIONAL
                               RESOURCES INC.


                               Per:  /s/ Blair Coady
                                     ------------------------------------------
                                     Blair Coady
                                     President & Chief Executive Officer

       SCHEDULE "A" ATTACHED TO AN ASSET SALE AGREEMENT DATED FEBRUARY 23, 2005 MADE BETWEEN RALLY ENERGY CORP., AS VENDOR, AND
       SHANNON INTERNATIONAL RESOURCES INC., AS PURCHASER



                           LEGAL DESCRIPTION OF LANDS
                           --------------------------



------------------------------- ----------------------------------------- ------------------ -------------------------
 PEI Ministry of Environment,                                                                   Vendor's Undivided
     Energy and Forestry                         Lands                          Zones           Working Interest *
          Permit No.
------------------------------- ----------------------------------------- ------------------ -------------------------
            04-01               Sections  6-10,  16-20,   26-30,  36-40,         All                   72%
                                46-50,   56-60,   66-70,  76-80,  86-90,
                                96-100  of Grid  Area N.  Lat.  46-20 W.
                                Long  63-30,  and all  Sections  of Grid
                                Area N. Lat.  46-30 W.  Long.  63-30 and
                                Sections  1-5,  11-15,   21-25,   31-35,
                                41-45,   51-55,   61-65,  71-75,  81-85,
                                91-95  of Grid  Area N.  Lat.  46-40  W.
                                Long. 63-30
------------------------------- ----------------------------------------- ------------------ -------------------------
            04-04               All sections of Grid Area N. Lat.  46-20         All                   72%
                                W.  Long.   63-00,  and  Sections  6-1-,
                                16-20,   26-30,   36-40,  46-50,  56-60,
                                66-70,  76-80,  86-90,  96-100  of  Grid
                                Area N. Lat. 46-20 W. Long. 63-00
------------------------------- ----------------------------------------- ------------------ -------------------------
            02-01               Southeast  quarter  of Grid Area N. Lat.         All                   92%
                                46-40 W.  Long.  64-00 and the east half
                                of Grid  Area N.  Lat.  46-30  W.  Long.
                                64-00
------------------------------- ----------------------------------------- ------------------ -------------------------

*        Subject to the GOR


       SCHEDULE "B" ATTACHED TO AN ASSET SALE AGREEMENT DATED FEBRUARY 23, 2005 MADE BETWEEN RALLY ENERGY CORP., AS VENDOR, AND
       SHANNON INTERNATIONAL RESOURCES INC., AS PURCHASER

Wells


1. Irishtown Well #2 located nine kilometres northeast of Kensington, P.E.I. on Permit 96-06 (drilled and abandoned).


2. Seaview #1 located 18 kilometres north of Kensington, P.E.I. (cased).

      SCHEDULE "C" ATTACHED TO AN ASSET SALE AGREEMENT DATED FEBRUARY 23, 2005 MADE BETWEEN RALLY ENERGY CORP., AS VENDOR, AND
      SHANNON INTERNATIONAL RESOURCES INC., AS PURCHASER

                                  Leased Assets


1. Surface lease with respect to Seaview #1 well by way of Indenture of Lease dated May 28, 2003 between Petrus J. Lauwerijssen, Johanes P. Lauwerijssen and Rally Energy Corp.

         SCHEDULE "D" ATTACHED TO AN ASSET SALE AGREEMENT DATED FEBRUARY 23, 2005 MADE BETWEEN RALLY ENERGY CORP., AS VENDOR, AND
         SHANNON INTERNATIONAL RESOURCES INC., AS PURCHASER

         THIS GENERAL CONVEYANCE dated the 23rd day of February, 2005.


BETWEEN:


          RALLY ENERGY CORP., a body corporate incorporated under the laws of the Province of Ontario, having offices at Calgary, Alberta

          (hereinafter called the "Vendor")

                                     - and -

          SHANNON INTERNATIONAL RESOURCES INC., a body corporate incorporated under the laws of the State of Nevada, having offices at Calgary, Alberta

          (hereinafter called the "Purchaser")

     WHEREAS the Vendor has agreed to convey, and the Purchaser has agreed to accept, the Assets.


     NOW THEREFORE in consideration of the premises and the mutual agreements set out in this Agreement, the Parties agree as follows:

1.       Definitions

In this Conveyance the following words and phrases shall have the meanings ascribed thereto below, namely:


"Asset Sale Agreement" means that certain Asset Sale Agreement made as of February 23, 2005 between the Vendor and the Purchaser' and


"Conveyance" means this conveyance together with all instruments supplemental hereto or in amendment or confirmation hereof.


In addition, the definitions in the Asset Sale Agreement are incorporated herein by this reference.

2.       Headings

The headings of clauses herein are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

3.       Subordinate Document

This Conveyance is executed and delivered by the Parties pursuant to the Asset Sale Agreement, and the provisions of the Asset Sale Agreement shall prevail and govern in the event of a conflict or variance between the two instruments.

4.       Governing Law

This Conveyance shall, in all respects, be subject to and be construed and enforced in accordance with the laws in effect in the Province of Alberta and each Party attorns to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom for such purposes.

5.       Conveyance

The Vendor assigns, transfers, conveys and sets over to the Purchaser the Assets to have and to hold the same, together with all benefit and advantage to be derived therefrom, absolutely and the Purchaser, in turn, accepts the Assets from the Vendor on the aforesaid terms.

6.       Closing Time

This Conveyance shall be effective as of the Closing Time.

7.       Further Assurances

Each Party, without further consideration, shall in a timely fashion do or perform or cause to be done or performed all such further and other acts and things, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all such further and other instruments, deeds and other writings and generally shall take or cause to be taken all such further and other actions as may be reasonably necessary or desirable to carry out its obligations hereunder or to ensure and give full force and effect to the provisions and intent, purpose and meaning of this Conveyance.

8.       Enurement

This Conveyance shall be binding upon and shall enure to the benefit of the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns.

9.       Counterpart and Facsimile Execution

This Conveyance may be executed in one or more counterparts, each of which shall be considered an original but all of which together shall constitute one and the same instrument. In addition, facsimile copies of executed counterparts shall be conclusively regarded for all purposes as originally executed counterparts pending the delivery of the originals.


         IN WITNESS WHEREOF the Parties have executed this Agreement as of the date and year above first written.


                             RALLY ENERGY CORP.


                             Per:  /s/ Kenneth A. Morrison
                                   -----------------------------------------
                                   Kenneth A. Morrison
                                   Vice President, Negotiations & Contracts

                             SHANNON INTERNATIONAL
                             RESOURCES INC.


                             Per:  /s/ Blair Coady
                                   ------------------------------------------
                                   Blair Coady
                                   President & Chief Executive Officer

   SCHEDULE "E" ATTACHED TO AN ASSET SALE AGREEMENT DATED FEBRUARY 23, 2005 MADE BETWEEN RALLY ENERGY CORP., AS VENDOR, AND SHANNON
   INTERNATIONAL RESOURCES INC., AS PURCHASER